SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): January 24, 2011

INOLIFE TECHNOLOGIES, INC.
 (Exact Name Of Registrant As Specified In Charter)

New York	0-50863	30-0591424
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

8601 SIX FORKS ROAD
SUITE 400
RALEIGH, NC 27615
(Current Address of Principal Executive Offices)

Phone number: 919-676-5334
 (Issuer Telephone Number)

_______________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective January 24, 2011 (the “Effective Date”), the Company issued an aggregate of 60 shares of preferred stock designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) to Gary Berthold and Sharon Berthold (each an “Employee” and collectively the “Employees”) its two executive officers in consideration and in lieu of (i) all compensation earned or accrued by the executive officers since their appointment and through the Effective Date and (ii) payment of up to 40% of the Salary (defined below) to be paid over the initial twelve (12) month period under the employment agreements discussed below.

Each holder of Series B Preferred Stock shall have the right at any time to convert all (but not part) of his shares of Series B Preferred Stock into shares of the Company’s common stock such that each share of the Series B Preferred Stock shall convert into that number of fully paid and non-assessable shares of Common Stock as shall be 1% of the Company’s common stock on a fully diluted basis on the date of conversion (whereby in the event all of the Series B Preferred Stock is converted, the Company shall issue that number of fully paid and non-assessable shares of Common Stock as shall be 60% of the Company’s common stock).  The shares of Series B Preferred Stock shall vote together with the Company’s Common Stock, except as otherwise required by law.  The number of votes for the Series B Preferred Stock shall be the same number as the amount of shares of Common Stock that would be issued upon conversion.  The Series B Preferred Stock is not entitled to dividends or preference upon liquidation.

The Company relied upon exemptions provided for in Sections 4(2) of the Securities Act of 1933, as amended.  The certificates representing the Series B Preferred Stock contain legends restricting transferability absent registration or applicable exemption.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2011, the Company entered into executive employment agreement with Gary Berthold and Sharon Berthold (each an “Employee” and collectively, the “Employees”).  Under the terms of the executive employment agreements, Mr. Berthold has agreed to serve as our chairman of the board of directors, president and chief executive officer on an at-will basis and Mrs. Berthold has agreed to serve on our board of directors and as executive vice president on an at-will basis.

The agreement for Gary Berthold provides for an initial base salary of $310,000 per year and the agreement for Sharon Berthold provides for an initial base salary of $274,000 per year.  Both agreements provide an increase at the discretion of the board of directors, paid vacation of at least four weeks per year and a reasonable monthly automobile allowance. The Employees are eligible to receive increases and annual cash incentive bonuses at the discretion of the board of directors.  The Employees are also eligible to participate in benefit and incentive programs we may offer. We have also agreed to enter into an indemnification agreement with each Employee upon terms mutually acceptable to us and each Employee.

The employment agreement contains non-competition provisions that prohibits Employee from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Employee of our confidential information and assign ownership to us of inventions related to our business that are created by such Employee during employment.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Employee fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Employee may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Employee must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Employee’s base salary in an amount greater than 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Employee gives us written notice of the breach.

If we terminate Employee’s employment for due cause or due to Employee’s breach of his employment agreement by refusing to continue his employment, or if Employee terminates his employment without good reason, then all compensation and benefits for Employee will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by law.

If Employee becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Employee’s death, the agreement terminates immediately. If Employee’s employment terminates due to his incapacity or death, Employee or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Employee’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Employee will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, he will be entitled to receive (i) a severance payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of 18 months or the date that Employee’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to 18 times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Employee to maintain his medical insurance coverage for an additional 18 months.  If our medical insurance plan does not allow Employee’s continued participation, then we will be required to pay to Employee, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the 18-month period described in clause (ii) in the preceding sentence.

Immediately preceding the occurrence of a change in control, and regardless of whether Employee’s employment terminates and/or he receives severance payments as a result of the change in control, Employee will be entitled to receive a payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination.  A change in control includes the following circumstances:

(a)           the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors, or voting securities, that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

(i)           an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or\

(ii)           an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

(b)           a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

(c)           the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

(d)           stockholder approval of a complete liquidation or dissolution of our company.

Regardless of circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of the Company.

For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

Regardless of the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer.  A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the stockholders’ stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause

A copy of the employment agreements are filed as exhibits to this Current Report on Form 8-K.  All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the terms and conditions of the agreements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Certificate of Incorporation of the Company authorize the issuance of up to 10,000,000 shares of preferred stock and further authorize the Board of Directors of the Company to fix and determine the designation, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.  On the Effective Date the Board of Directors approved by unanimous written consent an amendment to the Company’s Certificate of Incorporation to designate the rights and preferences of 60 shares of preferred stock as Series B Preferred Stock as described in Item 3.02.  Such shares were issued to the Employees.  A copy of the amendment to the Certificate of Incorporation is filed as an exhibit to this Current Report on Form 8-K.  There are currently no other classes or series of preferred stock issued or outstanding.  All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Amendment to the Certificate of Incorporation.

Item 9.01         Financial Statement and Exhibits.

(c)           Exhibits.

3.1	Amendment to Certificate of Incorporation (previously filed on Form 8-K dated March 22, 2011)
10.1	Employment Agreement dated April 30, 2011 with Gary Berthold
10.2	Employment Agreement dated April 30, 2011 with Sharon Berthold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INOLIFE TECHNOLOGIES, INC.

April 30, 2011	By:	/s/Gary Berthold
Gary Berthold
President